UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2014

CMS Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2014, CMS Bancorp, Inc. (“CMS”), the parent company of CMS Bank, entered into an Agreement and Plan of Merger dated as of September 25, 2014 (“Merger Agreement”) by and among Putnam County Savings Bank, a New York-chartered mutual savings bank (“Putnam”), Putnam County Acquisition Corporation, (“Acquisition Corporation”), CMS and CMS Bank. Under the terms of the Merger Agreement, and subject to the terms and conditions thereof, Putnam will acquire CMS through a series of transactions by which the Acquisition Corporation will merge with and into CMS, immediately thereafter followed by the mergers of CMS and CMS Bank with and into Putnam, which shall be the surviving bank (collectively, the “Merger”). The combined organization will be operated under the name of “Putnam County Savings Bank.”

Upon effectiveness of the Merger, each share of CMS common stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into the right to receive a cash payment of $13.25 per share and each option issued and outstanding immediately prior to the effective time of the Merger shall be cancelled and converted into the right to receive a cash payment in an amount determined in the manner set forth in the Merger Agreement equal to the difference between $13.25 and the exercise price of the option.

In accordance with the terms of the Merger Agreement, CMS and its advisors are not permitted to solicit alternative acquisition proposals from third parties. The Merger Agreement provides that CMS is required to pay to Putnam a termination fee equal to $1,000,000 in the event CMS terminates the Merger Agreement to accept an alternative acquisition proposal that is determined to be a “Superior Proposal” or the CMS Board otherwise fails to call and hold a shareholders meeting for approval of the Merger Agreement or recommend that CMS shareholders approve the Merger Agreement. In the event that either party commits wilful conduct or gross negligence resulting in a breach of a representation or warranty or failure to perform or comply with a covenant or agreement that leads to the termination of the Merger Agreement, the breaching party is liable to the non-breaching party for up to $350,000 of documented reasonable out-of-pocket costs and expenses.

The Merger Agreement has been unanimously approved by CMS’ Board of Directors. The Merger Agreement contains various conditions, and assuming satisfaction or waiver of such conditions, it is currently expected that the Merger will be completed within the first half of calendar year 2015. The transactions contemplated by the Merger Agreement are subject to, among other things, approval of the Merger Agreement by the shareholders of CMS, the receipt of requisite bank regulatory approvals, a provision that not more than 10% of CMS shareholders express dissent to the Merger terms by invoking applicable state law with respect to appraisal rights, and other customary conditions. In accordance with the terms of the Merger Agreement, all outstanding shares of CMS preferred stock will be redeemed immediately prior to closing of the Merger.

Each director and executive officer of CMS has entered into a voting and lock-up agreement with Putnam (the “Voting Agreement”), pursuant to which each such person has agreed to vote in favor of approval of the Merger Agreement and related transactions, including the Merger, until such time as the Voting Agreement is terminated in accordance with its terms. A form of the Voting Agreement is attached as Exhibit C to the Merger Agreement attached hereto as Exhibit 2.1.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

Caution about Forward-Looking and other Statements

This announcement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transactions discussed herein. Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of CMS will not differ materially from any results expressed or implied by such forward-looking statements or that CMS will be able to close on the transactions by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CMS’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and quarterly reports on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014, and June 30, 2014.

Important Additional Information

Proxy Statement

In connection with the Merger, CMS will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to be distributed to the shareholders of CMS. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about CMS and Putnam free of charge from the SEC’s website (www.sec.gov) or by contacting CMS, Attention: John E. Ritacco, President and CEO, by telephone at (914) 422-2700.

Participants in the Solicitation

CMS and its directors, executive officers, and certain other members of management and employees may be soliciting proxies from CMS’ shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, may be considered participants in the solicitation of CMS shareholders in connection with the proposed transaction will be set forth in the proxy statement when it is filed with the SEC. You can find information about CMS’ executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s website (www.sec.gov). You can also obtain free copies of these documents from CMS using the contact information above.

Merger Agreement

The discussion of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Current Report on Form 8-K. Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the transactions discussed herein.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that CMS delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CMS or its affiliates.

Item 8.01.	Other Events.

Today CMS issued a press release announcing its entry into the Merger Agreement, which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. CMS also released communications today addressed to its employees containing questions and answers regarding the Merger Agreement and related transactions, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 25, 2014, by and among Putnam County Savings Bank, Putnam County Acquisition Corporation, CMS Bancorp, Inc. and CMS Bank.

99.1	Press Release issued by CMS Bancorp, Inc. and Putnam County Savings Bank on September 25, 2014.

99.2	Employee Communication, dated September 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp, Inc. (Registrant)

September 25, 2014 (Date)	/s/ JOHN E. RITACCO John E. Ritacco President and Chief Executive Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of September 25, 2014, by and among Putnam County Savings Bank, Putnam County Acquisition Corporation, CMS Bancorp, Inc. and CMS Bank.

99.1	Press Release issued by CMS Bancorp, Inc. and Putnam County Savings Bank on September 25, 2014.

99.2	Employee Communication, dated September 25, 2014.